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                                                                    Exhibit 10.1

                             MASTER LEASE AGREEMENT

Rev. 6/97                                                Master Lease No. 13330

MASTER LEASE AGREEMENT ("Master Agreement") made as of July 16, 1999, between DATA GENERAL CORPORATION, a Delaware corporation with a principal place of business at 4400 Computer Drive, Westboro, MA 01580 ("Lessor") and Screaming Media, Inc., a New York Corporation with a principal place of business at 55 Broad Street, New York, NY 10004 ("Lessee").

1.   LEASE

     1.1 Lessor leases to Lessee, and Lessee hires from Lessor, the equipment, software licenses and other tangible or intangible personal property described in each Lease Schedule executed under this Master Agreement. All such property is referred to as "Leased Property". When Leased Property is installed, the parties shall promptly complete and execute a Lease Schedule in the form attached.

     1.2 Lessee assumes sole responsibility, based upon its own judgment, for the selection of the Leased Property and of its suppliers (including Data General Corporation), and disclaims any reliance on statements made by Lessor or its agents.

2.   SCHEDULES

     2.1 Each Lease Schedule shall evidence a separate "Lease Agreement" covering the Leased Property described therein and incorporating the terms of this Master Agreement and any additional terms agreed to in the Lease Schedule.

     2.2 Each Lease Schedule shall be executed in two or more counterparts, each bearing a unique number, only one of which shall be "Counterpart No. 1". Each executed counterpart shall be deemed an original as between the parties, but if and to the extent that a Lease Schedule constitutes "chattel paper" as defined in the Uniform Commercial Code, no security interest in the Lease Schedule may be created through the transfer or possession of any counterpart other than Counterpart No. 1. This Master Agreement shall not itself be chattel paper.

3.   TERM

     3.1 This Master Agreement shall take effect when signed by both parties, and shall continue in effect so long as any Lease Agreement made hereunder remains in effect or, if no Lease Agreement is in effect, until either party gives a notice of cancellation to the other.

     3.2 The Lease Term of each Lease Agreement shall have the commencement date and duration specified in the Lease Schedule. No Lease Agreement shall be cancelable or terminable by Lessee before the end of its Lease Term except as provided in this Master Agreement.

4.   TITLE AND OWNERSHIP

     4.1 Supply Contracts. Lessor shall acquire Leased Property pursuant to the sale and license terms ("Supply Contracts") of the respective suppliers. Except while there is an uncured Event of Default, Lessor, to the extent of its power to do so, assigns to Lessee, and Lessee shall have the benefit of, any warranties, service agreements and patent and copyright indemnities given to Lessor with respect to Leased Property under the Supply Contracts. Lessee's sole remedy for the breach of any such warranty, service agreement or indemnity shall be against the manufacturer, licensor or supplier by whom it was given (including, if applicable, Data General Corporation in its capacity as manufacturer, licensor or supplier) but not against Lessor, nor shall any such breach alter the respective obligations of Lessor and Lessee under this Master Agreement or any Lease Agreement.

     4.2 Title. Lessee acknowledges Lessor's title to Leased Property. Lessee has only a lessee's interest and no other right, title or interest in Leased Property. At Lessee's cost, Lessee shall protect and defend Lessor's ownership against all claims, liens, charges and legal processes of Lessee, its creditors and all other persons, and take such action as may be necessary (a) to remove any such encumbrance, and (b) to prevent any third party from acquiring any interest in Leased Property including, without limitation, avoiding any action by which Leased Property may be deemed to be affixed to any real estate. At Lessor's request, Lessee shall obtain written waiver of the right to secure a lien on Leased Property from the owner, mortgagee and beneficiaries under deeds of trust of each Installation Location.

     4.3 Security Interest. Lessee agrees that if any Lease Agreement made hereunder is determined to be other than a true lease, then to secure Lessee's promises under the Lease Agreement, Lessee grants Lessor a security interest in the Leased Property and in all proceeds thereof. Lessee grants Lessor power of attorney to sign financing statements for Lessee and, at Lessee's expense, to file them against Lessee.

     4.4 Identification. Lessee shall, upon the request of Lessor at Lessee's expense, firmly affix to the Leased Property, in a conspicuous place, such identification as Lessor may supply showing Lessor as owner and lessor of the Leased Property. Lessee shall not remove any logos, marks or other such identification without the prior written consent of Lessor.

5.   RENT AND PAYMENT OBLIGATIONS

     5.1 Payments. Lessee shall pay Lessor the rental amounts specified in the pertinent Lease Schedule.
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The first rental payment shall be due and payable on the payment date specified in the Lease Schedule. Subsequent rental payments shall be due on the same day of each succeeding month of the lease term, unless a longer interval is specified in the Lease Schedule. A pro-rata rental payment shall be made with and in addition to the first rental payment for the period, if any, from the acceptance date to the day preceding the first rental payment date. All rents and other payments shall be made to Lessor at the address specified in the Lease Schedule or at such other address as may be designated to Lessee in writing by Lessor or by an assignee of Lessor pursuant to Section 11.

     5.2 Late Payments. Lessee agrees to pay a late charge on any periodic payment not paid within ten (10) days after its due date, equal to one and one-half percent (1.5%) of the overdue payment for each payment period that the payment remains unpaid. Collection of a late payment charge shall not prejudice any other remedies Lessor may have for default.

     5.3 NET LEASE. EACH LEASE AGREEMENT SHALL BE A NET LEASE, AND LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS WHEN DUE AND TO PERFORM ALL OTHER OBLIGATIONS UNDER EACH LEASE AGREEMENT SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR, WHICH CONSENT MAY BE WITHHELD IN LESSOR'S SOLE DISCRETION. No obligation of Lessee shall be affected by any defect in or damage to or loss or destruction of all or any part of the Leased Property from any cause whatsoever, or by any interference with Lessee's use of the Leased Property by any person or for any cause whatsoever. Any claims respecting the condition or operation of the Leased Property shall be made solely against the manufacturers, licensors and suppliers of the Leased Property, and Lessee shall nevertheless pay Lessor or its successors and assigns all amounts due and payable under the Lease Agreement.

     5.4 Waivers. Lessee waives any rights which would allow Lessee to cancel or repudiate any Lease Agreement, to reject or revoke acceptance of Leased Property, to grant a security interest in Leased Property, to accept partial delivery of Leased Property, to "cover" by making any purchase or lease of substitute equipment, and to seek specific performance against Lessor.

6.  TAXES

     6.1 Lessee shall pay when due or reimburse to Lessor, and shall defend and indemnify Lessor against all sales, use, value add, excise, and other taxes, fees, assessments and all other charges (including interest and penalties) imposed by any governmental body or agency upon the purchase, ownership, license, possession, leasing, operation, use or disposition of any Leased Property, any Lease Agreement or the rentals or other payments, excluding only taxes on or measured by the net income of Lessor or its suppliers. Lessee shall prepare and file promptly with the appropriate offices any and all tax and similar returns required to be filed (sending copies to Lessor) or, if requested by Lessor, shall notify Lessor of such requirement and furnish Lessor with all information required by Lessor to effect such filing. Lessee's obligation under this Sub-section shall commence with the Acceptance Date of each Lease Agreement and shall survive the expiration or earlier termination of such Lease Agreement.

     6.2 Taxable Status. Lessor disclaims all liability arising from Lessee's treatment of any Lease Agreement or rental payment for financial, accounting or tax purposes. Lessee represents that it is relying solely on its own legal counsel and accountants with respect to such matters.

7.  MAINTENANCE AND ALTERATIONS

     Lessee, at its expense, shall keep all Leased Property in good condition and working order, ordinary wear and tear from proper use excepted. Lessee shall keep in force maintenance and support agreements with the suppliers of Leased Property or with other qualified service vendors reasonably acceptable to Lessor. Lessee shall not make or suffer any alteration or attachment which would violate the maintenance and support agreements or relieve the service vendors of their obligations. Lessor's consent shall be required for all alterations and attachments except those which do not impair the commercial value or usefulness of the Leased Property and which can be readily removed without causing damage. All attachments and alterations requiring Lessor's consent shall be removed by Lessee before the return of the Leased Property. All attachments and alterations not removed shall constitute accessions to the Leased Property owned by Lessor.

8.  USE AND LOCATION

     Lessee shall use Leased Property only in the ordinary conduct of its business, operated by qualified employees adhering to instructions of the manufacturers, licensors and suppliers applicable to operation, condition and maintenance of the Leased Property. Lessee shall obtain all permits and licenses necessary for the operation of the Leased Property and comply with all other applicable laws and regulations. Lessee shall not relocate Leased Property from its Installation Location, or part with possession or control of Leased Property, without Lessor's prior written consent. Lessee shall be responsible for all charges and expenses of such relocation. Lessor shall have the right to inspect Leased Property during normal business hours any time after delivery.

9.  RETURN

     Unless Lessee exercises a purchase or renewal option provided in the Lease Agreement, Lessee shall at its expense return the Leased Property to the location specified by Lessor within the contiguous forty-eight United States or the District of Columbia upon the termination of the Lease Term, unencumbered and in the same condition and repair as when it was first installed, ordinary

Master Lease Agreement                                              Page 2 of 6.
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wear and tear from proper use excepted. Lessee further agrees that the Leased
Property may remain on Lessee's premises for a reasonable period after termination or expiration of the Lease Term at no charge to Lessor for the purposes of repair, refurbishing and storage pending return shipment. Lessor and its representatives may enter upon Lessee's premises for these purposes.

10.  LIMITATION OF WARRANTY AND LIABILITY

     10.1 Quiet Enjoyment. Lessor warrants that so long as no event of default has occurred, neither Lessor nor its successors or assigns nor anyone claiming by, under, or through Lessor will interfere with Lessee's quiet enjoyment and use of Leased Property.

     10.2 DISCLAIMER. LESSOR LEASES THE LEASED PROPERTY "AS IS". EXCEPT FOR LESSOR'S WARRANTY OF QUIET ENJOYMENT, LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE LEASED PROPERTY, AND DISCLAIMS ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY.

     10.3 WAIVER OF CLAIMS. LESSEE HEREBY WAIVES ALL CLAIMS WHICH LESSEE MIGHT HAVE AGAINST LESSOR FOR ANY LOSS OR DAMAGES, INCLUDING INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT.

11.  ASSIGNMENT BY LESSOR

     11.1 LESSOR'S RIGHTS, TITLE AND INTEREST IN AND TO THIS MASTER AGREEMENT, OR ANY LEASE AGREEMENT OR LEASED PROPERTY MAY BE TRANSFERRED AND ASSIGNED BY LESSOR WITHOUT NOTICE, AND LESSOR'S ASSIGNEE SHALL HAVE ALL THE RIGHTS, POWERS, PRIVILEGES AND REMEDIES OF LESSOR UNDER THIS MASTER AGREEMENT. LESSEE AGREES THAT ANY ASSIGNMENT BY LESSOR WOULD NOT MATERIALLY CHANGE ITS OBLIGATIONS UNDER ANY LEASE AGREEMENT OR SUBSTANTIALLY INCREASE LESSEE'S BURDENS OR RISKS, OR CONSTITUTE A DELEGATION OF MATERIAL PERFORMANCE. LESSEE ALSO AGREES AND CONSENTS TO FURTHER ASSIGNMENTS OR SALES BY THE THEN ASSIGNEE.

     11.2 LESSEE AGREES NOT TO ASSERT AGAINST ANY ASSIGNEE ANY DEFENSE, SET-OFF, RECOUPMENT, CLAIM OR COUNTERCLAIM WHICH LESSEE MAY HAVE AGAINST LESSOR, WHETHER ARISING UNDER A LEASE AGREEMENT OR OTHERWISE. ALL SUCH ASSIGNEES ARE INDEPENDENT CONTRACTORS AND NONE SHALL BE DEEMED TO BE THE PRINCIPAL, AGENT, REPRESENTATIVE, PARTNER OR JOINT VENTURER OF LESSOR.

     11.3 LESSEE SHALL NOT BE ENTITLED TO TERMINATE, AMEND OR ASSIGN THIS MASTER AGREEMENT OR ANY LEASE AGREEMENT WITHOUT THE WRITTEN CONSENT OF SUCH ASSIGNEE.

12.  ADDITIONAL ASSURANCES

     At Lessor's request, Lessee shall execute, acknowledge and deliver such documents and take such action as Lessor deems necessary to more effectively evidence Lessor's title to the Leased Property covered by each Lease Agreement and protect Lessor's interests therein, in accordance with the Uniform Commercial Code or other applicable law including, without limitation, the filing of financing and continuation statements. Where permitted by law, Lessee authorizes Lessor to make such filings without Lessee's signature.

13.  LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS

     If Lessee shall fail to perform its obligations under this Master
Agreement or any Lease Agreement, Lessor or any assignee of Lessor may, at its option, perform the obligation for the account of Lessee without waiving the default and without discharging Lessee from the obligation. All expenses paid or incurred by Lessor in such performance shall be payable by Lessee on demand in addition to rental payments, together with interest at the rate of one and one-half percent (1.5%) per month or the highest lawful rate, whichever is less.

14.  REPORTS

     14.1 Lessee agrees to deliver to Lessor, within ninety (90) days of the close of each fiscal year of Lessee, Lessee's current Annual Report or other financial statements satisfactory to Lessor, certified by certified public accountants. Lessee represents such reports shall be a true and complete statement of Lessee's financial condition which Lessor may show to financial institutions of Lessor's choice on a confidential basis.

15.  INDEMNITY

     15.1 Lessee shall indemnify, defend and hold harmless Lessor, its successors and assigns from and against all losses, damages, injuries, claims, fines, liabilities, demands, and expenses, including attorney's fees and court costs, arising out of or pertaining to any Lease Agreement or Leased Property, including the purchase, ownership, transportation, delivery, installation, leasing, possession, use, operation, maintenance, storage and return of the Leased Property, except any liability resulting from the gross negligence or willful misconduct of Lessor. Lessee and Lessor each agree to give the other prompt written notice of any claim or liability indemnified against. This indemnity shall survive the expiration or termination of this Master Agreement or any Lease Agreement.

16.  RISK OF LOSS

     From the delivery of Leased Property until its return pursuant to Section 9, Lessee shall bear the entire risk of loss, damage, theft or destruction of Leased Property from any and every cause, and no such event shall relieve Lessee of its obligation to pay rent or perform its other obligations under any Lease Agreement. In the event of damage to Leased Property, Lessee shall at its own expense repair the damage and restore the Leased


Master Lease Agreement                                              Page 3 of 6.
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Property to its previous condition. If any Leased Property is lost, stolen or damaged beyond repair, Lessee shall promptly notify Lessor and shall, at Lessor's option (a) replace the Leased Property with like property in good condition and working order acceptable to Lessor, and transfer title to the replacement property to Lessor, free and clear of all liens, claims and encumbrances, which replacements shall then be subject to the applicable Lease Agreement; or (b) pay Lessor an amount determined in accordance with Sub-section 19.5, whereupon the Lease Agreement shall terminate as to such Leased Property and Lessor's interest therein shall pass to Lessee on an "as is" basis, without recourse or warranty.

17.  INSURANCE

     17.1  From the delivery of Leased Property until its return pursuant to
Section 9 Lessee shall, at its expense, carry and maintain the insurance coverage specified in paragraphs 17.2 and 17.3, with insurance companies reasonably satisfactory to Lessor;

     17.2 Property insurance providing "all risk" coverage in an amount not less than the replacement cost of the Leased Property;

     17.3 General liability insurance covering liability for damage to property, and for death or bodily injury, in amounts satisfactory to Lessor. Such insurance shall name Lessor (or any successor, assignee or secured party of Lessor who requests it) as loss payee for the property insurance and as an additional insured for the liability insurance, and provide thirty (30) days' written notice to Lessor of any lapse, cancellation or material change of coverage. Lessee will promptly provide to Lessor evidence of insurance coverage at the commencement of each Lease Agreement and annually thereafter. As long as no Event of Default is uncured, Lessor shall remit all risk insurance proceeds to Lessee when Lessee either provides satisfactory evidence of restoration or pays Lessor the amount due upon an event of loss under Section 16. At Lessee's option, coverage under a DGC Business Recovery On-Site Service Addendum will be acceptable in lieu of the coverage required by paragraph 17.2.

18.  DEFAULT

     Each of the following shall be deemed an Event of Default:

     18.1 Lessee shall default in the payment when due of any rental payment or other sums payable under any Lease Agreement; or

     18.2 Lessee shall default in the observance or performance of any other obligation in this Master Agreement or any Lease Agreement and such default shall continue for a period of fifteen (15) days; or

     18.3 Lessee shall sell, mortgage, assign, transfer, sub-lease, lend, relinquish possession of or encumber any Leased Property, or permit or attempt any of such acts without Lessor's prior written consent; or

     18.4 Lessee shall default in the performance of any obligation or in the payment of any sum due to Lessor under any other Lease Agreement; or

     18.5 Lessee (which term, for purposes of this Sub-section and Subsections 18.5, 18.6 and 18.7 below shall mean Lessee and any guarantor or other person liable upon Lessee's obligations under this Lease) shall dissolve or become insolvent or bankrupt, commit any act of bankruptcy, make an assignment for the benefit of creditors, suspend the transaction of its usual business or consent to the appointment of a trustee or receiver, or a trustee or a receiver shall be appointed for Lessee or for a substantial part of its property, or bankruptcy, reorganization, insolvency or similar proceedings shall be instituted by or against Lessee; or

     18.6 An order, judgment, or decree shall be issued by a court of competent jurisdiction, in connection with any action or proceeding against Lessee or its property, by which a substantial part of Lessee's property may be taken or restrained; or

     18.7 An attachment, levy, writ, or execution is threatened or levied upon or against Leased Property; or

     18.8 Any warranty, representation or statement made in writing by Lessee is found to be incorrect or misleading in any material respect as of the date made; or

     18.9 Any insurance carrier cancels the insurance on the Leased Property and Lessee fails to replace such coverage within the notice period specified in Section 17; or

     18.10 The Leased Property or any part of it is abused, illegally used, or misused; or

     18.11 Any indebtedness of Lessee for borrowed money shall become due and payable by acceleration of its maturity.

     In any such event, Lessor may, by written notice to Lessee, and to the extent permitted by law, exercise any one or more of the remedies listed in
Section 19 below, as Lessor shall lawfully elect in order to protect the interests and reasonably expected profits and bargains of Lessor.

19.  REMEDIES

     Lessor's remedies for the events of default listed in Section 18 are as follows:

     19.1 Upon notice by Lessor, terminate any Lease Agreement, either in its entirety or as to such items of Leased Property as Lessor shall specify in the notice. Any Lease Agreement not terminated in its entirety shall continue in effect as to the remaining items.

     19.2 Declare immediately due and payable each and all rental payments and other amounts due and to become due, including any renewal or purchase obligations.

     19.3 Require Lessee, at its expense, to promptly return Leased Property to Lessor, or Lessor may enter

Master Lease Agreement                                           Page 4 of 6.
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the premises where Leased Property is located and take possession of or disable any part or all of the Leased Property without demand or notice, without any court order or other process of law and without liability for any damage occasioned by taking possession. Such return or taking of possession shall not constitute a termination of any Lease Agreement unless Lessor expressly so notifies Lessee in writing. Lessee agrees that Lessor is not required to repossess or to remarket the Leased Property, and Lessee waives its rights under any law that provides otherwise.

     19.4 Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of any Lease Agreement or to recover damages for its breach.

     19.5 With or without terminating any Lease Agreement, recover from Lessee, not as a penalty, but as liquidated damages, an amount equal to the sum of (a) any rent accrued and unpaid under the Lease Agreement as of the date of entry of judgment in favor of Lessor plus interest at the rate of eighteen percent (18%) per annum or the maximum rate allowed by law, whichever is less; (b) the present value discounted at four percent (4%) of all future rentals reserved in the Lease Agreement and contracted to be paid over the unexpired term of the Lease Agreement; (c) all commercially reasonable costs and expenses, including reasonable attorney's fees and costs, incurred by Lessor in any repossession, recovery, storage, or repair, sale, re-lease or other disposition of the Leased Property in connection with or otherwise resulting from Lessee's default; (d) the estimated residual value of the Leased Property as of the expiration of the Lease Agreement or any renewal thereof; and (e) any indemnity, if then determinable, plus interest at eighteen percent (18%) per annum or the maximum rate allowed by law, whichever is less.

     19.6 In Lessor's sole discretion, re-lease or sell any or all of the Leased Property at a public or private sale on such terms and notice as Lessor shall deem reasonable and recover from Lessee, not as a penalty, but as liquidated damages, an amount equal to the sum of (a) any accrued and unpaid rent as of the "Default Date" (which shall be the later of the date of default or the date that Lessor obtains possession of the Leased Property, but not later than the date Lessee makes an effective tender of possession of the Leased Property back to Lessor) plus rent at the rate provided for in the Lease Agreement for an "Additional Period", (which shall be the period commencing on the Default Date and ending on the earlier of the date all the Leased Property is resold or re-let by Lessor or the date of entry of judgment in favor of Lessor) (b) the present value discounted at four percent (4%) of all future rentals reserved in the Lease Agreement and contracted to be paid over the unexpired term of the Lease Agreement, and the present value discounted at four percent (4%) of the estimated residual value of the Leased Property as of the expiration of the Lease Agreement or any renewal thereof, (c) all commercially reasonable costs and expenses, including reasonable attorney's fees and costs, incurred by Lessor in any repossession, recovery, storage, or repair, sale, release or other disposition of the Leased Property in connection with or otherwise resulting from Lessee's default, and (d) any indemnity, if then determinable, plus interest at eighteen percent (18%) per annum or the maximum rate allowed by law, whichever is less; LESS the amount received by Lessor upon public or private sale or re-lease of the Leased Property, if any.

     The remedies under this provision are not intended to be exclusive, but shall be cumulative, and in addition to any other remedy available to Lessor at law or in equity. Lessee shall in all events continue to be liable for all indemnities under this Master Agreement and any Lease Agreement, and for all Lessor's legal fees and other costs and expenses resulting from any event of default or incurred in the enforcement of any right or remedy under this Master Lease Agreement.

20.  MISCELLANEOUS

     20.1 Headings used in this Master Agreement or any Lease Schedule are for reference purposes only and shall not be given any substantive effect.

     20.2 Failure of a party to insist in any instance upon strict performance by the other party of any of the provisions of this Master Agreement or any Lease Agreement shall not be construed or deemed to be a permanent waiver of that or any other provision.

     20.3 All notices issued in connection with this Master Agreement or any Lease Agreement shall be in writing and shall be sent (unless otherwise specifically provided in the Lease Schedule) by (a) certified or registered mail, postage prepaid; or (b) overnight express courier with receipted delivery. Notices shall be addressed as follows:

If to Lessor:
     Data General Corporation
     Attn.: Director, Data General Leasing
     4400 Computer Drive, Mail Stop E-111
     Westboro, Massachusetts 01580

If to Lessee:
     the billing address specified on the pertinent Lease Schedule.

     Either party may change its address for notification purposes by notice given to the other party. All notices shall be effective on the third business day after issuance unless a different period is specified elsewhere in this Master Agreement.

     20.4 Each Lease Agreement and this Master Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts excluding its conflict of law rules.

     20.5 Any provision of this Master Agreement or any Lease Agreement which is invalid under the law of any state shall, to the extent of such prohibition, be ineffective in such state only, without invalidating the remaining provisions of this Master Agreement in such state.

Master Lease Agreement                                             Page 5 of 6.
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     20.6 Each Lease Agreement, including this Master Agreement, constitutes the complete and exclusive statement of the agreement of the parties and supersedes all prior oral and written communications, agreements, representations, statements, negotiations and undertakings between the parties relating to the subject matter of that Lease Agreement. No modification, termination, extension, renewal or waiver of any provision of this Master Agreement or any Lease Agreement shall be binding upon a party unless made in writing and signed by an authorized representative of that party. If more than one Lessee is named in this Master Agreement, their liability shall be joint and several.


LESSOR AND LESSEE ACKNOWLEDGE THAT THEY HAVE READ THIS MASTER AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY IT AS OF THE DATE FIRST ABOVE WRITTEN, BUT ONLY AFTER ITS EXECUTION BY THEIR AUTHORIZED REPRESENTATIVES. LESSEE FURTHER ACKNOWLEDGES RECEIPT FROM LESSOR OF A TRUE COPY OF THIS MASTER AGREEMENT.



DATA GENERAL CORPORATION, Lessor            SCREAMING MEDIA, INC., Lessee

Signature: /s/ Jane M. Weissman             Signature: /s/ Roy Boling
           ------------------------                    ------------------------
Authorized Representative                   Authorized Representative

Title: OPERATIONS MANAGER                   Title: Director Financial Operations
       DATA GENERAL LEASING                        -----------------------------
       ------------------------


Date:  8/30/99                              Date: 8/4/99
       ------------------------                   ------------------------





Master Lease Agreement                                              Page 6 of 6.

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                             OFFICER'S CERTIFICATE


     The undersigned, Secretary, of Screaming Media, Inc. a New York corporation hereby certifies as follows to Data General Corporation ("DGC"), issued pursuant to Master Lease dated July 16, 1999, between Screaming Media, Inc. as Lessee and DGC as Lessor.

     The following persons are, and have been at all times since July 16, 1999, duly qualified and acting officers or authorized agents of the Corporation, duly elected or appointed to the offices or positions set forth opposite their respective names, and are authorized to execute on behalf of the Corporation the Master Lease Agreement with Exhibits and Riders, and all related documents.

PERSON SIGNING CONTRACT PLEASE COMPLETE BELOW:

          Name/Title (Typed)                 Signatures

Roy Boling - Director Financial Ops          /s/ Roy Boling
-----------------------------------          --------------

William P. Kelly                             /s/ William P. Kelly
-----------------------------------          --------------------


     IN WITNESS WHEREOF, the undersigned officer has executed this Certificate as of the 4th day of August, 1999.
          ---        -------

                PERSON CERTIFYING ABOVE SIGNATURE - SIGN BELOW:

    Corporate                               /s/ William P. Kelly
      Seal                                  -----------------------------
                                            Secretary Signature


                                            -----------------------------
                                            Title (If other than Secretary)


                ***SIGNER MAY NOT CERTIFY THEIR OWN SIGNATURE***
                ------------------------------------------------